                                                                    EXHIBIT 99.1

                          PHOENIX FOOTWEAR GROUP, INC.
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

                     PHOENIX FOOTWEAR GROUP, INC. ANNOUNCES
                    FOURTH QUARTER AND FULL-YEAR 2003 RESULTS

                - Fourth Quarter Organic Revenue Growth of 10% -
                 - Organic Growth Expected to Continue in 2004 -

                  - 2004 Revenue Forecast of $62-$67 million -
                      - 2004 EPS Forecast of $0.85-$0.95 -

Carlsbad, California, February 12, 2004 -- Phoenix Footwear Group, Inc. (Amex:
PXG) announced today consolidated results for the fourth quarter and full-year ended December 27, 2003. Net sales for the fourth quarter totaled $11.3 million versus $7.4 million for the fourth quarter of 2002, an increase of $3.9 million or 53%. Gross margin for the fourth quarter increased to 43% compared to 41% in the prior year quarter. The increase in net sales for the fourth quarter of 2003 is a result of 10% year-over-year organic sales growth from the Company's legacy brands, Trotters(R) and SoftWalk(R), combined with the addition of the H.S. Trask(R) and Ducks Unlimited(R) footwear lines, which were acquired on August 7, 2003, and the Royal Robbins(R) line, which was acquired on October 31, 2003.

The Company's financial results for the fourth quarter of 2003 resulted in net income of $108,000, compared to $204,000 in the fourth quarter of 2002. Net income per diluted share was $0.02 for the fourth quarter and included ($0.02) per diluted share from an asset impairment charge. Net income per diluted share for the comparable prior year quarter was $0.05 and also included ($0.02) per diluted share in asset impairment and disposal charges.

Net income for the full year period ended December 27, 2003 totaled $941,000, versus $1.7 million for the full year 2002. Net income per diluted share was $0.22 for the full year 2003 period and included ($0.28) per share in litigation settlement, acquisition, and corporate relocation costs totaling $2.1 million, offset by a $285,000 excise tax refund. Net income per diluted share for the comparable prior year period was $0.45 and included ($0.07) per share in asset impairment and disposal charges.

The per share amounts for the fourth quarter and full year ended December 27, 2003 include the weighted average share effect of the 699,980 and 71,889 shares of newly issued common stock associated with the H.S. Trask & Co. and Royal Robbins, Inc acquisitions, respectively.

James R. Riedman, Chairman and CEO, commented, "We closed 2003 with a return to strong organic growth as our fourth quarter organic revenues increased by 10%. While our revenues rebounded, we remained disciplined in our approach to cost controls and inventory management, resulting in a fourth quarter gross profit margin of 43%. We are committed to building shareholder value by developing a portfolio of sustainable and profitable niche brands, while aggressively leveraging a shared infrastructure. During the past year, we closed on the acquisitions of H.S. Trask & Co., which marked our entry into the men's casual footwear market, and Royal Robbins, Inc., which gave us a complete line of classic men's and women's outdoor clothing. Most important, as a result of the strategic and financial initiatives that we implemented in 2003, we have entered 2004 with considerable revenue and profit momentum."

Greg A. Tunney, President and COO, commented, "Beyond our core brands and the added benefits of the H.S. Trask(R) and Royal Robbins(R) lines, we have considerable platforms for organic growth in 2004, including the long-awaited men's SoftWalk(R) line, Strol, which was debuted this week at the Las Vegas Shoe Show, as well as the introduction of the H.S. Trask(R) women's line. We look forward to rolling out these new brands in the year ahead."

RESULTS FOR THE FOURTH QUARTER ENDED DECEMBER 27, 2003:

Net sales for the fourth quarter ended December 27, 2003 increased 53% to $11.3 million as compared to $7.4 million for the fourth quarter of 2002. Excluding sales from the Company's recently acquired brands, H.S. Trask(R), Ducks Unlimited(R), and Royal Robbins(R) lines, net sales for the fourth quarter were $8.2 million.

Gross margin in the fourth quarter was 43% of net sales as compared to 41% of net sales in the fourth quarter of 2002. The improvement in gross margin as a percentage of net sales primarily relates to an improved product sales mix and a reduction in the volume of closeout sales.

Selling, general and administrative expenses for the fourth quarter of 2003 were $4.2 million or 38% of net sales, versus $2.1 million or 29% of net sales for the fourth quarter of 2002. The increase was primarily related to costs associated with the addition of the H.S. Trask(R), Ducks Unlimited(R) and Royal Robbins(R) lines.

During the fourth quarter of 2003, interest expense amounted to $107,000, compared to $343,000 in the comparable prior year period. The prior year quarter included $280,000 of interest expense related to previously disclosed dissenting shareholders' litigation that was settled in the second quarter of 2003.

RESULTS FOR THE FULL YEAR ENDED DECEMBER 27, 2003:

Net sales for the twelve months ended December 27, 2003 increased 8% to $39.1 million as compared to $36.2 million for the twelve months ended December 31, 2002. Included in the net sales for the twelve months ended December 27, 2003 are $4.7 million in sales from the H.S. Trask(R) and Ducks Unlimited(R) footwear lines which were acquired on August 7, 2003, as well as the Royal Robbins(R) line, which was acquired on October 31, 2003. Excluding sales from the H.S. Trask(R), Ducks Unlimited(R) and Royal Robbins(R) lines, net sales for the twelve months ended December 27, 2003 decreased $1.8 million or 5% compared to the twelve months ended December 31, 2002. This decrease was primarily due to depressed retail and economic conditions which occurred during the majority of 2003.

Gross margin for the twelve months ended December 27, 2003 was 43% of net sales as compared to 38% of net sales for the comparable prior year period. The improvement in gross margin as a percentage of net sales primarily relates to an improved product sales mix and a reduction in the volume of closeout sales.

Selling, general and administrative expenses for the twelve months ended December 27, 2003 were $12.7 million, or 32% of net sales, versus $9.7 million, or 27% of net sales for the comparable prior year period. This increase was primarily related to the Company's recent brand acquisitions and included increased marketing and advertising expenses, employee compensation and benefit costs, and increased occupancy costs associated with the Company's new West Coast operations.



                                                                     Page 2 of 6
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Interest expense for the twelve months ended December 27, 2003 totaled $620,000 and included interest charges of $376,000 related to previously disclosed dissenting shareholders' litigation. Without these interest charges, interest expense would have been $244,000. Interest expense for 2002 totaled $751,000 and also included $280,000 of interest expense associated with the previously disclosed dissenting shareholders' litigation. Exclusive of the dissenting shareholders' litigation interest for both years, interest expense would have decreased $227,000 during 2003 as a result of lower interest rates and average outstanding indebtedness.

In accordance with the Company's stock repurchase program approved by its Board of Directors in May 2002, the Company repurchased approximately 57,800 shares during the twelve month period ended December 27, 2003 at an average purchase price of $3.47. The Company did not repurchase any shares during the fourth quarter ended December 27, 2003.

BUSINESS OUTLOOK

In light of SEC Regulations, the Company elects to provide certain forward-looking information in this press release. These statements are based on current information and expectations, and actual results may differ materially. These statements do not include the potential impact of any mergers, acquisitions or other business combinations that may be completed after February 12, 2004. The Company undertakes no obligation to update this information. See further disclaimer below:

"As a result of our expanded portfolio and our return to organic growth, we expect overall revenues of $62 to $67 million for the full year 2004 period, representing an increase of 59% to 71% over full-year 2003 revenues. In addition we expect full-year 2004 EPS of $0.85 to $0.95, representing an almost fourfold improvement in our EPS over 2003. We remain focused on further expanding our brand portfolio through prudent acquisitions that will add to our revenue and profit growth potential," stated Mr. Riedman.

ABOUT PHOENIX FOOTWEAR GROUP, INC.

Phoenix Footwear Group, Inc., headquartered in Carlsbad, California, designs, develops and markets men's and women's footwear and apparel. The Company's premium brands include the Trotters(R), SoftWalk(R), H.S. Trask(R), and Ducks Unlimited(R) footwear lines and the Royal Robbins(R) and Audubon(R) apparel lines. The Company was ranked by Footwear News as the fastest growing footwear firm during the three-year period of 1999 to year-end 2001, and the 10th most profitable for 2002 based on net margins. Phoenix Footwear Group, Inc. is traded on the American Stock Exchange under the symbol PXG.

FORWARD-LOOKING STATEMENTS:

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the expected Revenues, Profits and EPS for the full year 2004. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These include without limitation, changing consumer preferences, risks relating to our inability to successfully design, develop or market our brands, competition from others competing in our markets, loss of key employees, our inability to source our products due to political or economic factors or the imposition of trade or duty restrictions, the possibility of impairment charges resulting from future adjustments to the value of goodwill we recorded in connection with the H.S. Trask and Royal Robbins acquisitions,



                                                                     Page 3 of 6
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risks that businesses we have or may acquire will not be successfully integrated with our existing business and the impact that the failure to successfully integrate could have on the realization of the anticipated benefits of the acquisitions, our ability to retain customers of acquired businesses and market acceptance of the acquisitions. More information about these and other potential factors that could affect Phoenix Footwear's business and financial results is included in Phoenix Footwear's Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2002 filed with the Securities and Exchange Commission (the "SEC"), the Registration Statement on Form S-3 filed by Phoenix Footwear on September 24, 2003 with the SEC under the caption "Risk Factors" and in any subsequent reports filed with the SEC, all of which are available at the SEC's website at www.sec.gov. Although Phoenix Footwear believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Phoenix Footwear or any other person that the objectives and plans of Phoenix Footwear will be achieved. All forward-looking statements included in this press release are based on information available at the time of the release, and Phoenix Footwear assumes no obligation to update any forward-looking statement.

All amounts discussed above are reported in accordance with generally accepted accounting principles ("GAAP"). When comparing performance between periods, the Company discusses non-GAAP financial measures such as organic sales growth. In our measure of organic sales growth, we have excluded the impact of acquisitions from the comparison of quarterly sales. Management believes that discussing organic sales growth provides a better understanding of the reported results.

                         (See Attached Financial Tables)

CONTACTS:

Kenneth Wolf                                       Todd St.Onge
Chief Financial Officer                            Brainerd Communicators, Inc.
Phoenix Footwear Group, Inc.                       (212) 986-6667
(760) 602-9688



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                          Phoenix Footwear Group, Inc.
                 CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS


                                               FOR THE QUARTER ENDED                      FOR THE TWELVE MONTHS ENDED
                                                    (UNAUDITED)
                                        DECEMBER 27,            DECEMBER 31,            DECEMBER 27,          DECEMBER 31,
                                            2003                    2002                   2003                   2002
                                        ------------            ------------           ------------           ------------
NET SALES                               $ 11,316,000   100%     $ 7,401,000    100%    $ 39,077,000   100%    $ 36,161,000   100%
Cost of goods sold                         6,442,000    57%       4,370,000     59%      22,457,000    57%      22,397,000    62%
                                        ------------  ----      -----------   ----     ------------  ----     ------------  ----

GROSS PROFIT                               4,874,000    43%       3,031,000     41%      16,620,000    43%      13,764,000    38%

OPERATING EXPENSES:
  Selling and administrative expenses      4,233,000    38%       2,144,000     29%      12,696,000    32%       9,661,000    27%
  Other expense, net                         146,000     1%         133,000      2%       1,377,000     4%         442,000     1%
                                        ------------  ----      -----------   ----     ------------  ----     ------------  ----
     Total operating expenses              4,379,000    39%       2,277,000     31%      14,073,000    36%      10,103,000    28%
                                        ------------            -----------            ------------           ------------

INCOME FROM OPERATIONS                       495,000     4%         754,000     10%       2,547,000     7%       3,661,000    10%

Interest expense                             107,000                343,000                 620,000                751,000
                                        ------------            -----------            ------------           ------------

INCOME BEFORE INCOME TAXES                   388,000     3%         411,000      6%       1,927,000     5%       2,910,000     8%

Income tax provision                         280,000                207,000                 986,000              1,207,000
                                        ------------            -----------            ------------           ------------

NET INCOME                                 $ 108,000     1%     $   204,000      3%    $    941,000     2%    $  1,703,000     5%
                                        ============            ===========            ============           ============

EARNINGS PER COMMON SHARE:

Basic                                          $0.02                  $0.06                   $0.24                  $0.50
Diluted                                        $0.02                  $0.05                   $0.22                  $0.45

Weighted-average shares outstanding:
Basic                                      4,430,618              3,521,012               3,963,382              3,418,468
Diluted                                    4,950,153              3,720,644               4,350,132              3,781,634



                                                                     Page 5 of 6


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                          Phoenix Footwear Group, Inc.
                      CONSOLIDATED CONDENSED BALANCE SHEETS


                                                 AS OF             AS OF
                                              DECEMBER 27,      DECEMBER 31,
ASSETS                                           2003               2002
                                             -------------     -------------

Current assets:
    Cash                                     $   1,058,000     $   1,265,000
    Accounts receivable, net                     8,083,000         5,679,000
    Other accounts receivable                      530,000           316,000
    Inventories, net                            12,717,000         6,662,000
    Deferred taxes                                      --           297,000
    Other current assets                           803,000           185,000
                                             -------------     -------------
           Total current assets                 23,191,000        14,404,000

Property, plant & equipment, net                 1,623,000         1,499,000
Goodwill & unamortizable intangibles             8,998,000         1,645,000
Intangible assets, net                           1,766,000                --
Other assets                                       833,000         1,406,000
                                             -------------     -------------
                                             $  36,411,000     $  18,954,000
                                             =============     =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                         $   4,782,000     $   1,872,000
    Accrued expenses                             1,077,000         1,164,000
    Contingent liability                         1,942,000                --
    Note payable - line of credit                5,480,000                --
    Notes payable - current                      1,669,000           750,000
    Liability to former stockholders                    --         1,806,000
    Deferred Income tax                            195,000                --
    Income taxes payable                           111,000                --
                                             -------------     -------------
           Total current liabilities            15,256,000         5,592,000

Notes payable, non-current                       4,933,000         2,250,000
Deferred income tax                              1,235,000         1,000,000
                                             -------------     -------------
           Total liabilities                    21,424,000         8,842,000

Stockholders' equity                            14,987,000        10,112,000
                                             -------------     -------------
                                             $  36,411,000     $  18,954,000
                                             =============     =============



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